News Release

Ryder Reports First Quarter 2023 Results
Balanced Growth Strategy Delivers Strong Results in Weaker Freight Environment

First-Quarter 2023 Highlights
•GAAP EPS from continuing operations of $2.95 compared to $3.35 in prior year
•Comparable EPS (non-GAAP) from continuing operations of $2.81 down from $3.59 in prior year; strong but lower results in Fleet Management Solutions (FMS), as expected, and a Supply Chain Solutions (SCS) asset impairment partially offset by lower share count and better results in Dedicated Transportation Solutions (DTS)
•Total revenue of $3.0 billion and operating revenue (non-GAAP) of $2.3 billion, up 3% and 6%, respectively, primarily reflecting SCS revenue growth

Full-Year 2023 Forecast
•Increased low end of comparable EPS (non-GAAP) forecast to $11.30 - $12.05 from prior forecast of $11.05 - $12.05
•Adjusted ROE (ROE) forecast remains at 16% - 18%
•Operating revenue (non-GAAP) growth forecast remains at approximately 4%
•Net cash provided by operating activities from continuing operations forecast remains at $2.4 billion; free cash flow (non-GAAP) forecast remains at approximately $200 million

MIAMI, April 26, 2023 – Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, reported results for the three months ended March 31 as follows:

(In millions, except EPS)	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
	2023	2022	2023	2022	2023	2022
Continuing operations (GAAP)	$201	252	$140	176	$2.95	3.35
Comparable (non-GAAP)	$179	260	$133	188	$2.81	3.59

Total and operating revenue for the three months ended March 31 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2023	2022	Change	2023	2022	Change
Total	$2,952	2,854	3%	$2,346	2,216	6%
Fleet Management Solutions (FMS)	$1,503	1,529	(2)%	$1,262	1,282	(2)%
Supply Chain Solutions (SCS)	$1,201	1,089	10%	$879	738	19%
Dedicated Transportation Solutions (DTS)	$454	425	7%	$322	296	9%

CEO Comment

"Consistent with our expectations, we delivered strong first-quarter results in a challenging freight environment," says Ryder Chairman and CEO Robert Sanchez. "Results benefited from outperformance in used vehicle sales and dedicated, which were offset by an SCS asset impairment charge related to a customer bankruptcy. Based on modestly higher-than-expected used vehicle sales trends, we are raising the low end of our full-year comparable EPS forecast.

"Strong results also reflect the transformative actions we’re taking to increase returns and position the business to outperform prior cycles. Pricing actions benefited all segments, while revenue growth benefited earnings in dedicated and supply chain. As anticipated, earnings decreased from prior-year record levels as market conditions in used vehicle sales and rental continued to normalize.

"Continued revenue growth in SCS and DTS reflects favorable outsourcing trends and our initiatives to drive accelerated growth in these higher-return businesses. In FMS, revenue growth in North America, driven by SelectCare and ChoiceLease, was more than offset by the revenue impact from the UK exit.

"Longer-term secular trends including escalating demand for supply chain resiliency, nearshoring activity, and e-commerce fulfillment provide significant opportunities for future growth. Our strong balance sheet and solid investment-grade credit rating provide us with ample capacity to support organic growth, pursue strategic investments and acquisitions, and return capital to shareholders.

"I'm confident we're on the right path as continued execution of our balanced growth strategy positions us well for long-term profitable growth and increased shareholder value despite softer freight conditions."

First Quarter 2023 Segment Review

Fleet Management Solutions: Earnings Reflect Lower Used Vehicle Sales and Rental Results

(In millions)	1Q23	1Q22	Change
Total Revenue	$1,503	1,529	(2)%
Operating Revenue (1)	$1,262	1,282	(2)%

Earnings Before Tax (EBT) (2)	$182	249	(27)%
FMS EBT as a % of FMS total revenue	12.1%	16.3%	(420) bps
FMS EBT as a % of FMS operating revenue (1)	14.4%	19.4%	(500) bps

Trailing 12-months EBT as % of total and operating revenue	1Q23	1Q22	Change
FMS EBT as a % of FMS total revenue	15.7%	14.5%	120 bps
FMS EBT as a % of FMS operating revenue (1)	19.1%	16.8%	230 bps
(1) Non-GAAP financial measure excluding fuel service revenue.
(2) Beginning in Q1 2023, we redefined segment EBT to exclude intangible amortization expense, in addition to certain other items which were already excluded as described in our annual and quarterly filings with the SEC. All prior year segment EBT financial metrics shown have been recast to exclude intangible amortization expense.

•FMS total revenue and operating revenue decreased 2%
◦Operating revenue in North America increased 4% due to higher SelectCare and ChoiceLease, offset by 6% negative impact to operating revenue from UK exit

•FMS EBT decreased 27% to $182 million
◦Decrease reflects lower used vehicle sales and rental results
◦Lower gains due to a 16% and 35% decrease in used truck and tractor pricing, respectively, partially offset by higher volumes; sequentially from fourth quarter of 2022, used truck and tractor pricing decreased 7% and 10%, respectively
◦Used vehicle inventory levels increased sequentially to 5,100 vehicles
◦Lower rental results reflect decreased utilization partially offset by 3% increase in power-fleet pricing
◦Rental power-fleet utilization was 75%, down from record level of 82% in prior year, on 6% larger average power fleet
•FMS EBT as a percentage of FMS operating revenue is above company's long-term target of low double-digits for first quarter and trailing 12-month period

Supply Chain Solutions: Earnings Reflect Strong Revenue Growth More than Offset by Impairment Charge

(In millions)	1Q23	1Q22	Change
Total Revenue	$1,201	1,089	10%
Operating Revenue (1)	$879	738	19%

Earnings Before Tax (EBT) (2)	$17	43	(60)%
EBT as a % of total revenue	1.4%	3.9%	(250) bps
EBT as a % of operating revenue (1)	1.9%	5.8%	(390) bps

Trailing 12-month EBT as % of total and operating revenue	1Q23	1Q22	Change
EBT as a % of total revenue	4.0%	3.7%	30 bps
EBT as a % of operating revenue (1)	5.7%	5.4%	30 bps
(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.
(2) Beginning in Q1 2023, we redefined segment EBT to exclude intangible amortization expense, in addition to certain other items which were already excluded as described in our annual and quarterly filings with the SEC. All prior year segment EBT financial metrics shown have been recast to exclude intangible amortization expense.

•SCS total revenue grew 10% and operating revenue grew 19%
◦Increase due to strong revenue growth in all industry verticals primarily reflecting new business, higher volumes, and increased pricing
•SCS EBT down to $17 million
◦Decrease due to $30 million asset impairment charge related to a customer bankruptcy
◦Partially offset by revenue growth, primarily from automotive vertical performance
•SCS EBT as a percentage of SCS operating revenue is below company's long-term target of high single-digits for the first quarter and trailing 12-month period

Dedicated Transportation Solutions: Higher Earnings Driven by Increased Pricing

(In millions)	1Q23	1Q22	Change
Total Revenue	$454	425	7%
Operating Revenue (1)	$322	296	9%

Earnings Before Tax (EBT) (2)	$29	20	45%
EBT as a % of total revenue	6.4%	4.7%	170 bps
EBT as a % of operating revenue (1)	9.0%	6.8%	220 bps

Trailing 12-months EBT as % of total and operating revenue	1Q23	1Q22	Change
EBT as a % of total revenue	6.1%	3.6%	250 bps
EBT as a % of operating revenue (1)	8.8%	5.0%	380 bps
(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.
(2) Beginning in Q1 2023, we redefined segment EBT to exclude intangible amortization expense, in addition to certain other items which were already excluded as described in our annual and quarterly filings with the SEC. All prior year segment EBT financial metrics shown have been recast to exclude intangible amortization expense.

•DTS total revenue grew 7% and operating revenue grew 9%
◦Increase due to increased pricing and volumes
•DTS EBT grew 45% to $29 million
◦Increase primarily due to revenue growth and improved conditions for hiring professional drivers
•DTS EBT as a percentage of DTS operating revenue is in line with company's long-term target of high single-digits for first quarter and trailing 12-month period

Corporate Financial Information

Unallocated Central Support Services (CSS)
Unallocated CSS costs were $15 million as compared to $16 million in the prior year, primarily reflecting the gain from the sale of our corporate headquarters building offset by increased professional fees.

Capital Expenditures, Cash Flow, and Leverage
First-quarter capital expenditures increased to $802 million in 2023 compared to $662 million in 2022 due to higher planned investments in the lease fleet.

First-quarter net cash provided by operating activities from continuing operations increased to $478 million as compared to $466 million in the prior year, primarily reflecting higher cash earnings. Free cash flow (non-GAAP) of $101 million, compared to $108 million in 2022, was generally unchanged as an increase in cash paid for capital expenditures was largely offset by higher proceeds from the sale of operating property and equipment.

Debt-to-equity as of March 31, 2023 was 211% compared to 216% at year-end 2022 and remains below the company's long-term target of 250% to 300%.

Outlook

"We continue to expect strong but reduced earnings in 2023 as weak freight conditions throughout the year impact used vehicle sales and rental," says Ryder Chief Financial Officer John Diez. "Our contractual lease, dedicated, and supply chain businesses continue to improve based on our growth and return initiatives. For full-year 2023, we expect the business to achieve ROE in line with our high-teens target, reflecting the benefits of our initiatives."

Full Year 2023
Total Revenue Growth	~1%
Operating Revenue Growth (non-GAAP)	~4%
FY23 GAAP EPS (includes ~$3.75 cumulative currency translation charge for UK exit)	$7.21 - $7.96
FY23 Comparable EPS (non-GAAP)	$11.30 - $12.05

ROE (1)	16% - 18%
Net Cash from Operating Activities from Continuing Operations	~$2.4B
Free Cash Flow (non-GAAP)	~200M
Capital Expenditures	~$3.0B
Debt-to-Equity	~200%

Second Quarter 2023
2Q23 GAAP EPS (includes ~$3.75 cumulative currency translation charge for UK exit)	$(1.12) - $(0.87)
2Q23 Comparable EPS (non-GAAP)	$2.80 - $3.05
————————————
(1) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures at the end of this release.

Supplemental Company Information

First Quarter Net Earnings

(In millions, except EPS)	Earnings		Diluted EPS
	2023	2022	2023	2022
Earnings from continuing operations	$140	176	$2.95	3.35
Discontinued operations	(1)	—	(0.01)	—
Net earnings	$139	176	$2.94	3.35

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company’s financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder’s SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder’s leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder’s DTS business segment combines the best of Ryder’s leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder’s FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder’s expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

###

Note: Regarding Forward-Looking Statements
Certain statements and information included in this news release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast; expectations regarding market trends and economic environment; expectations regarding total and operating revenue, earnings per share, comparable earnings per share, adjusted ROE, net cash provided by operating activities from continuing operations, debt-to-equity and free cash flow; impact of used vehicle sales and rental performance on earnings; expectations related to our strategic investments and initiatives, including our recent supply chain acquisitions and initiatives related to maintenance costs savings and improving returns; expected benefits in our contractual lease, dedicated and supply chain businesses; our ability to execute our balanced growth strategy; performance, including sales and revenue growth, in our product lines and segments; our expectations with respect to the effect of our actions to increase returns; our expectations relating to the exit of the UK business; our expectations with respect to the SCS asset impairment charge related to a customer bankruptcy; our ability to outperform prior cycles; our expectations regarding outsourcing trends in our supply chain and dedicated businesses, nearshoring, and e-commerce; our ability to support organic growth, make strategic investments and acquisitions, and return capital to shareholders; our ability to deliver strong but reduced earnings in 2023; and our ability to deliver increased shareholder value in a softer freight environment. Our forward-looking statements also include our estimates of the impact of our changes to residual value estimates on earnings and depreciation expense. The expected impact of the change in residual value estimates is based on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles;

volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include changes in general economic and financial conditions in the U.S. and worldwide; ongoing supply chain and labor challenges and vehicle production constraints; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in commercial rental demand or utilization, poor acceptance of rental pricing, and declining market demand for or excess supply of used vehicles impacting current or estimated pricing and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations; difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to labor disputes, severe weather or natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of worldwide semiconductor shortage; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; increases in inflation or interest rates; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure and why management believes that presentation of each measure provides useful information to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for April 26, 2023 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-204-4368
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here then select Financials/Quarterly Results and the date.

AUDIO REPLAY VIA MP3 DOWNLOAD
A podcast will be available within 24 hours after the end of the call. Click here then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
(305) 500-4989	(305) 500-4053

ryder-financial

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

(In millions, except per share amounts)	Three months ended March 31,
	2023	2022
Lease & related maintenance and rental revenues	$979	1,025
Services revenue	1,821	1,670
Fuel services revenue	152	159
Total revenues	2,952	2,854

Cost of lease & related maintenance and rental	674	699
Cost of services	1,607	1,450
Cost of fuel services	149	155
Selling, general and administrative expenses	363	342
Non-operating pension costs, net	10	3
Used vehicle sales, net	(72)	(113)
Interest expense	65	52
Miscellaneous income, net	(20)	—
Restructuring and other items, net	(25)	14
	2,751	2,602

Earnings from continuing operations before income taxes	201	252
Provision for income taxes	61	76
Earnings from continuing operations	140	176
Loss from discontinued operations, net of tax	(1)	—
Net earnings	$139	176

Earnings (loss) per common share — Diluted
Continuing operations	$2.95	3.35
Discontinued operations	(0.01)	—
Net earnings	$2.94	3.35

Weighted average common shares outstanding — Diluted	47.5	52.5

EPS from continuing operations	$2.95	3.35
Non-operating pension costs, net	0.17	0.04
FMS U.K. exit	(0.66)	0.02
Other, net	(0.01)	0.08
Tax adjustments, net	0.36	0.10
Comparable EPS from continuing operations (1)	$2.81	3.59

(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In millions)

	March 31, 2023	December 31, 2022
Assets:
Cash and cash equivalents	$253	267
Other current assets	2,007	1,933
Revenue earning equipment, net	8,253	8,190
Operating property and equipment, net	1,093	1,148
Other assets	2,937	2,857
	$14,543	14,395

Liabilities and shareholders' equity:
Current liabilities	$2,081	1,967
Total debt (including current portion)	6,340	6,352
Other non-current liabilities (including deferred income taxes)	3,117	3,139
Shareholders' equity	3,005	2,937
	$14,543	14,395

SELECTED KEY RATIOS AND METRICS

	March 31, 2023	December 31, 2022
Debt to equity	211%	216%

	Three months ended March 31,
	2023	2022
Comparable EBITDA (1)	$628	647
Effective interest rate (average cost of debt)	4.1%	3.1%

	Three months ended March 31,
	2023	2022
Net cash provided by operating activities from continuing operations	$478	466
Free cash flow (1)	101	108
Capital expenditures paid	641	584
Gross capital expenditures	802	662

	Twelve months ended March 31,
	2023	2022
Adjusted ROE (2)	27%	25%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
(In millions)

	Three months ended March 31,
	2023	2022	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$776	764	2%
Commercial rental	304	306	(1)%
SelectCare and other	182	148	23%
FMS Europe	—	64	NM
Fuel services revenue	241	247	(2)%
Total Fleet Management Solutions	1,503	1,529	(2)%
Supply Chain Solutions	1,201	1,089	10%
Dedicated Transportation Solutions	454	425	7%
Eliminations	(206)	(189)	(9)%
Total revenue	$2,952	2,854	3%

Operating Revenue: (1)
Fleet Management Solutions	$1,262	1,282	(2)%
Supply Chain Solutions	879	738	19%
Dedicated Transportation Solutions	322	296	9%
Eliminations	(117)	(100)	(17)%
Operating revenue	$2,346	2,216	6%

Business Segment Earnings: (2)
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$182	249	(27)%
Supply Chain Solutions	17	43	(60)%
Dedicated Transportation Solutions	29	20	45%
Eliminations	(25)	(26)	4%
	203	286	(29)%
Unallocated Central Support Services	(15)	(16)	(6)%
Intangible amortization expense	(9)	(10)	(10)%
Non-operating pension costs, net	(10)	(3)	233%
Other items impacting comparability, net	32	(5)	NM
Earnings from continuing operations before income taxes	201	252	(20)%
Provision for income taxes	61	76	(20)%
Earnings from continuing operations	$140	176	(20)%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) Beginning in Q1 2023, we redefined segment EBT to exclude intangible amortization expense, in addition to certain other items which were already excluded as described in our annual and quarterly filings with the SEC. All prior year segment EBT financial metrics shown have been recast to exclude intangible amortization expense.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
(In millions)

	Three months ended March 31,
	2023	2022	Change
Fleet Management Solutions

FMS total revenue	$1,503	1,529	(2)%
Fuel services revenue (1)	(241)	(247)	(2)%
FMS operating revenue (2)	$1,262	1,282	(2)%

Segment earnings before income taxes (3)	$182	249	(27)%

FMS earnings before income taxes as % of FMS total revenue	12.1%	16.3%

FMS earnings before income taxes as % of FMS operating revenue (2)	14.4%	19.4%

	Three months ended March 31,
	2023	2022	Change
Supply Chain Solutions

SCS total revenue	$1,201	1,089	10%
Subcontracted transportation and fuel	(322)	(351)	(8)%
SCS operating revenue (2)	$879	738	19%

Segment earnings before income taxes (3)	$17	43	(60)%

SCS earnings before income taxes as % of SCS total revenue	1.4%	3.9%

SCS earnings before income taxes as % of SCS operating revenue (2)	1.9%	5.8%

	Three months ended March 31,
	2023	2022	Change
Dedicated Transportation Solutions

DTS total revenue	$454	425	7%
Subcontracted transportation and fuel	(132)	(129)	2%
DTS operating revenue (2)	$322	296	9%

Segment earnings before income taxes (3)	$29	20	45%

DTS earnings before income taxes as % of DTS total revenue	6.4%	4.7%

DTS earnings before income taxes as % of DTS operating revenue (2)	9.0%	6.8%
————————————
(1) Includes intercompany fuel sales from FMS to SCS and DTS.
(2) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
(3) Beginning in Q1 2023, we redefined segment EBT to exclude intangible amortization expense, in addition to certain other items which were already excluded as described in our annual and quarterly filings with the SEC. All prior year segment EBT financial metrics shown have been recast to exclude intangible amortization expense.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - TRAILING TWELVE MONTHS ENDED - UNAUDITED
(In millions)

	Twelve months ended March 31,
	2023	2022	Change
Fleet Management Solutions

FMS total revenue	$6,301	5,873	7%
Fuel services revenue (1)	(1,108)	(818)	35%
FMS operating revenue (2)	$5,193	5,055	3%

Segment earnings before income taxes (3)	$990	850	16%

FMS earnings before income taxes as % of FMS total revenue	15.7%	14.5%

FMS earnings before income taxes as % of FMS operating revenue (2)	19.1%	16.8%

	Twelve months ended March 31,
	2023	2022	Change
Supply Chain Solutions

SCS total revenue	$4,832	3,537	37%
Subcontracted transportation and fuel	$(1,437)	(1,091)	32%
SCS operating revenue (2)	$3,395	2,446	39%

Segment earnings before income taxes (3)	$194	132	47%

SCS earnings before income taxes as % of SCS total revenue	4.0%	3.7%

SCS earnings before income taxes as % of SCS operating revenue (2)	5.7%	5.4%

	Twelve months ended March 31,
	2023	2022	Change
Dedicated Transportation Solutions

DTS total revenue	$1,815	1,562	16%
Subcontracted transportation and fuel	(550)	(447)	23%
DTS operating revenue (2)	$1,265	1,115	13%

Segment earnings before income taxes (3)	$111	56	98%

DTS earnings before income taxes as % of DTS total revenue	6.1%	3.6%

DTS earnings before income taxes as % of DTS operating revenue (2)	8.8%	5.0%
————————————
(1) Includes intercompany fuel sales from FMS to SCS and DTS.
(2) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
(3) Beginning in Q1 2023, we redefined segment EBT to exclude intangible amortization expense, in addition to certain other items which were already excluded as described in our annual and quarterly filings with the SEC. All prior year segment EBT financial metrics shown have been recast to exclude intangible amortization expense.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our North America fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended March 31,		2023/2022
	2023	2022	Three Months
ChoiceLease
Average fleet count	135,300	133,800	1%
End of period fleet count	136,600	133,900	2%

Average active ChoiceLease vehicles (1)	128,700	128,900	—%

Commercial rental
Average fleet count	41,200	39,300	5%
End of period fleet count	41,100	39,800	3%
Rental utilization - power units (2)	75%	82%	(700)bps
Rental rate change - % (3)	3%	7%

Customer vehicles under
SelectCare contracts
Average fleet count	54,100	53,700	1%
End of period fleet count	52,600	54,500	(3)%

Customer vehicles under
SCS
End of period fleet count (4)	13,500	11,600	16%

DTS
End of period fleet count (4)	11,400	11,700	(3)%

Used vehicle sales (UVS)
End of period fleet count	5,100	3,000	70%
Used vehicles sold	5,100	3,600	42%
UVS pricing change (5)
Tractors	(35)%	146%
Trucks	(16)%	109%

————————————
(1) Active ChoiceLease vehicles are calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations as detailed in the reconciliation table below. These other significant items vary from period to period and, in some periods, there may be no such significant items.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to net earnings, earnings from continuing operations before income taxes or earnings from continuing operations determined in accordance with GAAP, as an indicator of our operating performance, as an alternative to cash flows from operating activities (determined in accordance with GAAP), as an indicator of cash flows, or as a measure of liquidity.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

OPERATING REVENUE RECONCILIATION
	Three months ended March 31,
	2023	2022
Total revenue	$2,952	2,854
Subcontracted transportation and fuel	(606)	(638)
Operating revenue (1)	$2,346	2,216

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Three months ended March 31,
	2023	2022
Net cash provided by operating activities from continuing operations	$478	466
Proceeds from sales (primarily revenue earning equipment) (2)	264	226
Total cash generated (1)	742	692
Purchases of property and revenue earning equipment (2)	(641)	(584)
Free cash flow (1)	$101	108
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended March 31,
	2023	2022
Net earnings	$832	644
Other items impacting comparability (1)	(121)	(13)
Income taxes (2)	339	228
Adjusted earnings before income taxes	1,050	859
Adjusted income taxes (3)	(280)	(215)
Adjusted net earnings	$770	644

Average shareholders' equity	$2,887	2,532
Average adjustments to shareholders' equity (4)	(15)	(2)
Adjusted average shareholders' equity	$2,872	2,530

Adjusted return on equity (5)	27%	25%
————————————
(1) Refer to the table below for a composition of other items impacting comparability, net for the 12-month trailing period.
(2) Includes income taxes on discontinued operations.
(3) Represents the provision for income taxes plus income taxes on other items impacting comparability.
(4) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(5) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

	Twelve months ended March 31,
	2023	2022
FMS U.K. exit	$(114)	(28)
Other, net	(7)	10
ERP implementation costs	0	5
Other items impacting comparability	$(121)	(13)

————————————
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended March 31,
	2023	2022
Net earnings	$139	176
Loss from discontinued operations, net of tax	1	—
Provision for income taxes	61	76
Earnings before income taxes from continuing operations	201	252
Non-operating pension costs, net	10	3
FMS U.K. exit (1)	(31)	1
Other, net	(1)	4
Comparable earnings before income taxes (2)	179	260
Interest expense	65	52
Depreciation	445	430
Used vehicle sales, net	(70)	(105)
Amortization	9	10
Comparable EBITDA (2)	$628	647
————————————
(1) Primarily includes net commercial claims proceeds in 2023.
(2) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS RECONCILIATION
	Three months ended March 31,
	2023	2022
Earnings from continuing operations	$140	176
Non-operating pension costs, net	8	2
FMS U.K. exit (1)	(31)	1
Other, net	(1)	4
Tax adjustments, net (2)	17	5
Comparable earnings from continuing operations (3)	$133	188

Tax rate on continuing operations	30.5%	30.2%
Tax adjustments and income tax effects of non-GAAP adjustments (3)	(5.0)%	(2.6)%
Comparable tax rate on continuing operations (4)	25.5%	27.6%
————————————
(1) Primarily includes commercial claims proceeds in 2023.
(2) Adjustments include the global tax impacts related to the FMS U.K. exit in 2023 and 2022.
(3) Non-GAAP financial measure.
(4) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions, except per share amounts)

OPERATING REVENUE GROWTH FORECAST RECONCILIATION
	Twelve months ended December 31,
	2023	2022	Change
Total revenue	$12,100	12,011	1%
Subcontracted transportation and fuel	(2,490)	(2,731)	(9)%
Operating revenue (1)	$9,610	9,280	4%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

	Second Quarter 2023	Full Year 2023
EPS from continuing operations	$(1.12) - $(0.87)	$7.21 - $7.96
Non-operating pension costs	0.17	0.66
CTA release from FMS U.K. exit	3.75	3.75
FMS U.K. exit	—	(0.32)
Comparable EPS from continuing operations forecast (1)	$2.80 - $3.05	$11.30 - $12.05

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION
2023 Forecast
Net cash provided by operating activities from continuing operations	$2,400
Proceeds from sales (primarily revenue earning equipment) (2)	800
Total cash generated (1)	3,200

Purchases of property and revenue earning equipment (2)	(3,000)
Free cash flow (1)	$200
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION
2023 Forecast
Net earnings	$325
Other items impacting comparability (1)	190
Income taxes (2)	195
Adjusted earnings before income taxes	710
Adjusted income taxes (3)	(195)
Adjusted net earnings for ROE (numerator) (4) [A]	$515

Average shareholders' equity	$3,040
Adjustment to equity (5)	(10)
Adjusted average total equity (denominator) (4) [B]	$3,030

Adjusted return on equity (4) [A]/[B]	17%
————————————
(1) Forecasted other items impacting comparability includes FMS U.K. exit of $10 million and CTA release from the FMS U.K. exit of $180 million.
(2) Includes income taxes on discontinued operations.
(3) Represents the tax provision on adjusted earnings before income taxes.
(4) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.
(5) Represents the impact to equity of items to arrive at adjusted earnings.
Note: Amounts may not be additive due to rounding.